                                                                     EXHIBIT 8.1

                     [Form of Opinion of Latham & Watkins]
                        [Letterhead of Latham & Watkins]



                                 June __, 1999



CenterTrust Retail Properties, Inc.
3500 Sepulveda Boulevard
Los Angeles, California 90266

 Re:   CenterTrust Retail Properties, Inc.
       Registration Statement on Form S-3
       ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to CenterTrust Retail Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 being filed by the Company with the Securities and Exchange Commission on the date hereof (file number 333-______) in connection with the registration, under the Securities Act of 1933, as amended, of 953,701 shares of the Company's common stock, par value $.01 per share (together with all exhibits thereto and documents incorporated by reference therein, the "Registration Statement").

     You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of the securities described above in connection with the issuance described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company and CT Operating Partnership, L.P. (the "Operating Partnership"). We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and the Operating Partnership with respect to factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

     In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above referenced documents or in the Officer's Certificate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies with any state.

     Based upon the facts set forth in the Registration Statement, it is our opinion that the information in the Registration Statement set forth under the caption "Certain Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     No opinion is expressed as to any matter not discussed herein.

     This opinion is only being rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein.

     This opinion is rendered to you and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                  Very truly yours,